Exhibit 5.1

O L S H A N	1325 AVENUE OF THE AMERICAS ● NEW YORK, NEW YORK 10019 TELEPHONE: 212.451.2300 ● FACSIMILE: 212.451.2222

September 27, 2018

GAMCO Investors, Inc.

One Corporate Center

Rye, New York 10580

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to GAMCO Investors, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (as may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of 3,568,705 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share, in connection with Associated Capital Group, Inc.’s (“AC”) offer to exchange the Shares that AC beneficially owns, for shares of AC’s Class A common stock, $0.001 par value per share.

As a basis for rendering the opinion contained herein, we have examined the following documents: (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, as amended to date, and (iii) certain resolutions adopted by the Board of Directors of the Company. We have also examined and relied upon the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity with originals of all documents submitted to us as certified or photostatic copies, and the correctness of all statements of fact contained in the documents examined. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to our opinion, we have relied upon statements or certificates of public officials, certificates of officers or representatives of the Company and others.

Based upon the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn) and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

September 27, 2018

We are members of the Bar of the State of New York. Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used for any other purpose. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP